Exhibit 10.2

FIRST AMENDMENT TO
AMENDED AND RESTATED BUSINESS MANAGEMENT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED BUSINESS MANAGEMENT AGREEMENT, dated as of December 16, 2010 (the “Amendment”), by and among Hospitality Properties Trust, a Maryland real estate investment trust (the “Company”), Reit Management & Research LLC, a Delaware limited liability company (the “Manager”), and Barry M. Portnoy, Gerard M. Martin and Adam D. Portnoy.

WHEREAS, the Company and the Manager are parties to an Amended and Restated Business Management Agreement, dated as of January 13, 2010 (the “Business Management Agreement”), and Barry M. Portnoy, Gerard M. Martin and Adam D. Portnoy are parties to the Business Management Agreement solely with respect to certain non-competition covenants in Section 15 thereof; and

WHEREAS, the parties to the Business Management Agreement wish to amend the Business Management Agreement as further provided in this Amendment;

NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree as follows:

1.                    Section 21 of the Business Management Agreement is hereby amended to add the following sentence at the end of that section, which shall be effective as of the date of the Business Management Agreement:

Notwithstanding the foregoing, the Company and the Manager may amend, change, modify, terminate or discharge in whole or in part this Agreement by an instrument in writing signed by each of them, or by their respective successors or assigns, and without the consent of the other parties to this Agreement other than with respect to any amendment, change, modification, termination or discharge of (a) the provisions of Section 15 that apply to such other parties or (b) this Section 21.

2.                    Section 26(a) of the Business Management Agreement is hereby replaced in its entirety to read as follows:

(a)           Any disputes, claims or controversies between the parties (i) arising out of or relating to this Agreement or the provision of services by the Manager pursuant to this Agreement, or (ii) brought by or on behalf of any shareholder of the Company (which, for purposes of this Section 26, shall mean any shareholder of record or any beneficial owner of shares of the Company, or any former shareholder of record or beneficial owner of shares of the Company), either on his, her or its own behalf, on behalf of the Company or on behalf of any series or class of shares of the Company or shareholders of the Company against the Company or any trustee, officer, manager (including Reit Management & Research LLC or its successor), agent or employee of the Company, including disputes, claims or controversies relating to the meaning, interpretation, effect, validity, performance or enforcement of this Agreement, including this arbitration agreement, the Declaration of Trust or the Bylaws (all of which are referred to as “Disputes”), or relating in any way to such a Dispute or Disputes shall, on the demand of any party to such Dispute be resolved through binding and final arbitration in accordance with the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (“AAA”) then in effect, except as those Rules may be modified in this Section 26.  For the avoidance of doubt, and not as a limitation, Disputes are intended to include derivative actions against trustees, officers or managers of the Company and class actions by a shareholder against those individuals or entities and the Company.  For the avoidance of doubt, a Dispute shall include a Dispute made derivatively on behalf of one party against another party.

3.                    This Amendment shall be effective as of the day and year first above written.  Except as amended hereby, and as so amended, the Business Management Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

4.                    The provisions of this Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

5.                    This Amendment may be executed in separate counterparts, each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

[Signature Page To Follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Amended and Restated Business Management Agreement to be executed by their duly authorized officers, under seal, as of the day and year first above written.

HOSPITALITY PROPERTIES TRUST

By:	/s/ John G. Murray
Name: John G. Murray
Title: President

REIT MANAGEMENT & RESEARCH LLC

By:	/s/ David J. Hegarty
Name: David J. Hegarty
Title: Executive Vice President

Agreed and accepted by the following persons
who are parties to the Business Management
Agreement solely as to Section 15 thereof:

/s/ Barry M. Portnoy
Barry M. Portnoy

/s/ Gerard M. Martin
Gerard M. Martin

/s/ Adam D. Portnoy
Adam D. Portnoy